UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): July 11, 2011

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 215
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 3.02  Unregistered Sales of Equity Securities

Closing on Private Placement.  On July 15, 2011, Applied DNA Sciences, Inc. (the “Company”) closed a private placement (“Private Placement”) of its common stock, par value $0.001 per share (“Common Stock”).  The Company issued and sold 105,263,158 shares of Common Stock at a purchase price of $0.0475 per share to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for gross proceeds of $5,000,000.

The Etico Capital division of Halcyon Cabot Partners Ltd., a registered broker dealer firm (the “Placement Agent”), acted as our placement agent with respect to the Private Placement. In connection with the Private Placement, the Company paid placement agent commissions and discounts aggregating $265,000.  In addition, the placement agent or its designees were issued warrants with a seven-year term to purchase an aggregate of 7,578,948 shares of Common Stock with an exercise price of $0.0475 per share (the “Warrant”).

The issuance of the Common Stock and the Warrant was completed in reliance upon the exemption from registration provided for by Section 4(2) of the Securities Act and by Rule 506 of Regulation D promulgated under the Securities Act.  Each investor represented to the Company in a subscription agreement (the “Subscription Agreement”) that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D.  This Current Report on Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 11, 2011, the Company’s Board of Directors approved the terms of employment for each of James A. Hayward, the Company’s Chief Executive Officer, and Kurt H. Jensen, the Company’s Chief Financial Officer.  It is anticipated that new employment agreements will be entered into as soon as practicable reflecting these terms.  A summary of such terms is set forth below.

Terms of Employment for James A. Hayward

The terms of Dr. Hayward’s employment provide that he will be the Chief Executive Officer of the Company, and will continue to serve on the Board of Directors.  The term of employment will be from July 1, 2011 through June 30, 2014 with automatic one-year renewals subject to ninety days’ prior notice of non-renewal by either party.  Dr. Hayward will receive an initial annual salary of $225,000, subject to annual review.  Dr. Hayward’s annual salary would be increased to $350,000 per annum after the first quarter in which the Company’s revenues exceed $1 million.  The Board of Directors, acting in its discretion, may grant annual bonuses to Dr. Hayward.  Dr. Hayward will be eligible for a special cash bonus of up to $750,000, 40% of which would be payable if and when annual revenue reaches $6 million and 10% of which would be payable for each $2 million of annual revenue in excess of $6 million. Dr. Hayward will be entitled to certain benefits and perquisites and will be eligible to participate in retirement, welfare and incentive plans available to other employees of the Company.

Dr. Hayward was granted options to purchase 40 million shares of the Company’s Common Stock at an exercise price per share equal to the average of the bid and asked prices of the Company’s Common Stock on the Over The Counter (OTC) Bulletin Board on the date of grant..  The option will vest as follows: 25% on the grant date, and 37.5% on each of the next two anniversaries of the grant date, subject to Dr. Hayward’s continuous employment.  If Company revenues for any fiscal quarter increase by more than $1 million over the prior fiscal quarter, then the vesting date for the next 37.5% tranche will be accelerated.  Exercisability of options for 25 million of the 40 million shares will be conditioned upon stockholder approval of an amendment of the Company’s 2005 Incentive Stock Plan made by the Board of Directors increasing the  aggregate and individual limits on the shares of Company Common Stock issuable under the Plan.  The Company also granted 15 million shares of the Company’s Common Stock to Dr. Hayward.

The terms of Dr. Hayward’s employment also provide that if he is terminated before the end of the initial or a renewal term by the Company without cause or by Dr. Hayward for good reason, then, in addition to previously earned and unpaid salary, bonus and benefits, and subject to the delivery of a general release and continuing compliance with restrictive covenants, Dr. Hayward will be entitled to receive a pro rata portion of the annual bonus he would have received if employment had continued through the end of the year of termination; salary continuation payments for two years following termination equal to the greater of (i) three times base salary or (ii) two times base salary plus bonus; Company-paid COBRA continuation coverage; continuing life insurance benefits (if any) for two years; and extended exercisability of outstanding vested options (for three years from termination date or, if earlier, the expiration of the fixed option term).  If termination of employment as described above occurs within six months before or two years after a change in control of the Company, then, in addition to the above payments and benefits, all of Dr. Hayward’s outstanding options and other equity incentive awards will become fully vested and Dr. Hayward will receive a lump sum payment of the amounts that would otherwise be paid as salary continuation.  In general, change in control will include a 30% or more change in ownership of the Company..

Upon termination due to death or disability, Dr. Hayward will generally be entitled to receive the same payments and benefits he would have received if his employment had been terminated by the Company without cause (as described in the preceding paragraph), other than salary continuation payments.

Dr. Hayward agreed to participate in the Private Placement and purchased 10,526,316 shares of the Company’s Common Stock in the Private Placement described above using $500,000 recently advanced to the Company.  The Company has also agreed to issue a one-year senior secured convertible note bearing interest at a rate of 4% per annum in the principal amount of $250,000.

Terms of Employment for Kurt H. Jensen

The terms of Mr. Jensen’s employment provide that he will be the Chief Financial Officer, or Executive Vice President, Chief Operating Officer of the Company, with changes in title and duties as determined from time to time by the Chief Executive Officer.  The term of employment will be from July 1, 2011 through June 30, 2014 with automatic one-year renewals subject to ninety days’ prior notice of non-renewal by either party.  Mr. Jensen will receive an initial annual salary of $225,000, subject to annual review.  Mr. Jensen’s annual salary would be increased to $250,000 per annum after the first quarter in which the Company’s revenues exceed $1 million.  The Board of Directors, acting in its discretion, may grant annual bonuses to Mr. Jensen.  In addition, Mr. Jensen will be entitled to certain benefits and perquisites and will be eligible to participate in retirement, welfare and incentive plans available to other employees of the Company.

Mr. Jensen was granted options to purchase 10 million shares of the Company’s Common Stock at an exercise price per share equal to the average of the bid and asked prices of the Company’s Common Stock on the Over The Counter (OTC) Bulletin Board on the date of grant.  The option will vest as follows: 25% on the grant date, and 37.5% on each of the next two anniversaries of the grant date, subject to Mr. Jensen’s continuous employment.  If Company revenues for any fiscal quarter increase by more than $1 million over the prior fiscal quarter, then the vesting date for the next 37.5% tranche will be accelerated.

The terms of Mr. Jensen’s employment also provide that if he is terminated before the end of the initial or a renewal term by the Company without cause or by Mr. Jensen for good reason, then, in addition to previously earned and unpaid salary, bonus and benefits, and subject to the delivery of a general release and continuing compliance with restrictive covenants, Mr. Jensen will be entitled to receive a pro rata portion of the annual bonus he would have received if employment had continued through the end of the year of termination; salary continuation payments for 18 months following termination of his salary plus bonus; Company-paid COBRA continuation coverage for 18 months; and extended exercisability of outstanding vested options (for three years from termination date or, if earlier, the expiration of the fixed option term).  If termination of employment as described above occurs within six months before or one year after a change in control of the Company, then, in addition to the above payments and benefits, all of Mr. Jensen’s outstanding options and other equity incentive awards will become fully vested and Mr. Jensen will receive a lump sum payment of the amounts that would otherwise be paid as salary continuation.  In general, change in control will include a 30% or more change in ownership of the Company.

Upon termination due to death or disability, Mr. Jensen will generally be entitled to receive the same payments and benefits he would have received if his employment had been terminated by the Company without cause (as described in the preceding paragraph), other than salary continuation payments, and except that Company-paid COBRA coverage will continue for one year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: July 15, 2011